                                CORPORATE RECORDS

                                       OF


                               PRETZEL TIME, INC.



                                ****************






                         INCORPORATED UNDER THE LAWS

                                    OF THE

                          COMMONWEALTH OF PENNSYLVANIA






                                ****************

                                  BYLAWS INDEX



I.       OFFICES


II.      SEAL


III.     SHAREHOLDERS' MEETINGS


IV.      DIRECTORS


V.       NOTICE


VI.      OFFICERS


VII.     VACANCIES AND REMOVALS


VIII.    CORPORATE RECORDS


IX       CERTIFICATES OF STOCK, TRANSFER, ETC.


X.       DIVIDENDS.


XI.      INDEMNIFICATION


XII.     ANNUAL STATEMENTS


XIII.    MISCELLANEOUS PROVISIONS

                                   BYLAWS OF

                               PRETZEL TIME, INC


                              ARTICLE I - OFFICES


          1. Registered Office. The registered office of the corporation shall
             -----------------
be at 462 West Bearcat Drive, Salt Lake City, UT 84115.


          2. Other Office. The corporation may also have offices at such other
             ------------
places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                ARTICLE II - SEAL


          1. The corporation seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".


                       ARTICLE III. SHAREHOLDERS' MEETING


          1. Place. Meetings of the shareholders shall be held at the registered
             -----
office of the corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from tine to time be selected.


          2. Time. The annual meeting of the shareholders shall be held on the
             ----
1st day of September in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 9:00 o'clock P.M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six (6) months after the designated time, any shareholder may call such meeting at any time thereafter.


          3. Special Meetings. Special meetings of the shareholders may be
             ----------------
called at any time by the President, or the Board of Directors, or shareholders entitled to cast at least twenty (20%) percent of the votes which all shareholders are entitled to cast at the particular meeting, At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty (60) days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

          4. Quorum and Action. Except as otherwise provided in these bylaws,
             -----------------
the presence, in person or by proxy, of shareholders entitled to cast a least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. Unless otherwise provided by statute or in these bylaws, the acts of the shareholders present (in person or by proxy) at a duly organized meeting and entitled to cast at least a majority of the votes which all shareholders present are entitled to cast shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

          5. Proxies. Every shareholder entitled to vote at a meeting of
             -------
shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be valid after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such proxy shall be valid so long as the debt owed by him to the creditor remains unpaid.

           6. Ballots Cumulative Voting. Elections for directors need not be by
              -------------------------
ballot, except upon demand made by a shareholder at the election and before the voting begins. Except as otherwise provided in the Articles, and subject to the provisions of these bylaws, in each election of directors cumulative voting shall be allowed.

           7. Judges of Election. In advance of any meeting of shareholders, the
              ------------------
Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at any meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as judge.

           8. Business at Special Meetings. Business transacted at all special
              ----------------------------
meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

           9. Protocol. At every meeting of the shareholders, the chairman of
              --------
the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice president in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

          10. Voting Lists. The officer or agent having charge of the transfer
              ------------
books shall make a complete list of shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders. The original share ledger or transfer book, or duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy at any meeting of shareholders.

          11. Record Date. The board of directors may fix a time prior to the
              -----------
date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than sixty (60) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be entitled to notice, notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting. If a record date is not fixed:

                    (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                    (ii) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the secretary of the corporation.

          12. Unanimous Shareholders' Consents. Except as otherwise provided in
              --------------------------------
the Articles, any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken. shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the corporation.

          13. Identification of Shareholders. As of the adoption of these
              ------------------------------
bylaws, the Corporation has two shareholders, Martin E. Lisiewski and Mrs. Fields' Holding Company, Inc. References in these bylaws to "Lisiewski" shall mean Martin E. Lisiewski or his permitted successors in interest, and references to "Fields" shall mean Mrs. Fields' Holding Company, Inc. or their permitted successors in interest.

                             ARTICLE IV - DIRECTORS


           1. Powers. Unless otherwise provided by statute, all powers vested by
              ------
law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

           2. Qualification of Directors. Each director of the corporation
              --------------------------
shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the corporation.

           3. Election and Number of Directors. The directors shall be elected
              --------------------------------
by the shareholders at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify. The number of directors shall be five. Two directors shall be nominated and elected by Lisiewski (the "Lisiewski" directors. Two directors shall be nominated and elected by Fields (the "Fields" directors), and one director shall be nominated and elected by both Fields and Lisiewski (the "Impartial" director).

           4. Place of Meeting. The meetings of the Board of Directors may be
              ----------------
held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

           5. Regular Meetings. Regular meetings of the Board shall be held at
              ----------------
such time and place as the Board, by resolution, shall determine.

           6. Special Meetings. Special meetings of the Board may be called by
              ----------------
the President; special meetings shall be called by the President or Secretary on the written request of a majority of the directors in office.

           7. Newly Elected Board. Each newly elected Board may meet at such
              -------------------
place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

           8. Quorum and Action. A majority of the directors in office,
              ------------------
including at least one Fields director and one Lisiewski director, shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided in these bylaws, acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

          9. Supermajority Provisions. Notwithstanding any other provision of
             ------------------------
applicable law or these bylaws, none of the following acts shall be an act of the Board of Directors or Corporation unless approved by at least one Fields director and one Lisiewski director:

                   (1) The obtaining or permitting to exist any loan, advance, or other borrowing, whether secured or unsecured, by the Corporation or any subsidiary of the Corporation, except in the ordinary course of business of the Corporation;

                   (2) The creation of any security interest or lien against the Corporation or any subsidiary, or any assets of either;

                   (3) The issuance or sale of any security of the Corporation or any subsidiary of the Corporation, including, without limitation, any share, option, warrant, bond, note, debenture, or other instrument convertible into any of the foregoing;

                   (4) The amendment to any of the articles of incorporation, bylaws, or other organizational documents of the Corporation or any subsidiary of the Corporation, including, without limitation, authorizing additional shares of any class of stock;

                   (5) The sale of all or substantially all of the business or assets of the Corporation or any subsidiary of the Corporation, or the merger, consolidation, other corporate reorganization of the Corporation or any subsidiary of the Corporation, or in any single or series of related transactions;

                   (6) The guarantee of becoming liable in any way as a surety, endorser, or accommodation endorser or otherwise for debts or obligations of any other person or entity, other than in the ordinary course of business;

                   (7) The declaration or payment of any dividend either in cash, stock of the Corporation or any subsidiary of the Corporation, or the redemption or retirement or purchase of any shares of stock of the Corporation or any subsidiary of the Corporation;

                   (8) The commencement or institution of any voluntary proceedings relating to the bankruptcy, insolvency or appointment of a receiver by or on behalf of the Corporation;

                   (9) The approval of the annual operating and capital budgets for the Corporation or the amendment to the approved annual operating and capital budgets of the Corporation;

                   (10) The dissolution, liquidation, cessation of business, or winding up of the Corporation; and

                   (11) The acquisition of the assets, stock or other equity of an entity engaged in the selling or franchising of pretzels (whether retail or wholesale).

          10. Relationship to Corporation Reliance. A director of the
              ------------------------------------
corporation shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared by any of the following:

                   (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                    (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                   (3) A committee of the board upon which be does not serve, duly designated in accordance with law, as to matters within its designated authority, which the director reasonably believes to merit confidence.

                   A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

                   In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of this section.

                   Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

          11. Personal Liability. A director of the corporation shall not be
              ------------------
personally liable for monetary damages as such for any action taken, or any failure to make any action, unless:

                    (1) The director has breached or failed to perform the duties of his office under section 9 of this Article IV, and

                    (2) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

                    The provisions of this section shall not apply to:

                    (1) The responsibility or liability of a director pursuant to any criminal statute; or (2) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

           12. Notation of Dissent. A director who is present at a meeting of
               -------------------
the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary in writing, of the asserted omission or inaccuracy.

           13. Action by Written Consent. Any action required or permitted to be
               -------------------------
taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

          14. Franchising Committee. The board of directors shall appoint two
              ---------------------
directors, one a Lisiewski director and the other a Fields director, as the Franchising Committee. The Franchising Committee shall establish the terms and conditions by which an affiliate of either

Fields or Lisiewski may be awarded area developer rights and/or franchise or subfranchise rights with respect to the Corporation, and shall approve all such terms and conditions. If for any reason the Franchising Committee is unable to act or agree upon such terms and conditions, it shall refer the matter to the entire board for its determination. The board may from time to time establish other committees.

            15. Resignation. Any director may resign at any time upon written
                -----------
notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

            16. Compensation. Directors who are not employees of the
                ------------
Corporation or employees of an affiliate of the Corporation shall be compensated in accordance with policies from time to time adopted by the Corporation. Directors who are employees of the Corporation or of an affiliate of the Corporation shall not, as such, receive any stated salary for their services. By resolution of the Board, any director not compensated as such may receive actual expenses of attendance, if any. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                               ARTICLE V - NOTICE


     1. Written Notice - General Rule. Whenever written notice is required to be
        -----------------------------
given to any person under applicable provisions of law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the books of the corporation or in the case of directors. supplied by the directors to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

          2. Adjourned Shareholder Meetings. When a meeting of shareholders is
             ------------------------------
adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

         3. Notice of Meetings of Board of Directors. Notice of a regular
            ----------------------------------------
meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 48 hours (in the case of notice by telephone, telex, TWX or telecopier) or 72 hours (in the case of notice by telegraph, courier service or express mail) or seven (7) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted, nor the purpose of, any regular or special meeting of the board need be specified in a notice of a meeting.

         4. Notice of Meetings of Shareholders. Written notice of every meeting
            ----------------------------------
of the shareholders shall be given by, or at the direction of, the Secretary to each shareholder of record entitled to vote at the meeting at least;

                  (I) twenty (20) days prior to the day named for a meeting called to consider a fundamental transaction under 15 Pa. C.S.A. Chapter 19 regarding amendments of articles of incorporation, mergers, consolidations, share exchanges, sale of assets, divisions, conversions, liquidations and dissolution; or


                  (ii) ten (10) days prior to the day named for the meeting in any other case.

If the Secretary neglects or refuses to give notice of a meeting the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

           5. Notice of Action by Shareholders on Bylaws or Articles. In the
              ------------------------------------------------------
case of a meeting of shareholders that has as one of its purposes action on the bylaws or articles, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of bylaws or articles. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

           6. Written Waiver of Notice. Whenever any written notice is required
              ------------------------
to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

          7. Waiver by Attendance. Attendance of a person at any meeting shall
             --------------------
constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          8. Modification of Proposal Contained in Notice. Whenever the language
             --------------------------------------------
of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

     9. Exception to Notice Requirement - Unlawfulness. Whenever any notice or
        ----------------------------------------------
communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

     10. Shareholders Without Forwarding Addresses. Notice or other
         -----------------------------------------
communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

                             ARTICLE VI - OFFICERS


     1. Executive and Other Officers. The executive officers of the corporation
        ----------------------------
shall be chosen by the directors and shall be a Chief Executive Officer, President, Secretary and Treasurer. The Board of Directors may also choose one or more Vice Presidents, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any number of offices may be held by the same person. It shall not be necessary for the officers to be directors.

     2. Salaries. The salaries of all officers and agents of the corporation
        --------
shall be fixed by the Board of Directors.

     3. Term. The officers of the corporation shall hold office for one year and
        ----
until their successors are chosen and have qualified. Any officer or agent elected or appointed by the

Board may be removed by the Board of Directors whenever in its judgment the bests interests of the corporation will be served thereby.

     4. Authority. All officers of the corporation, as between themselves and
        ---------
the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolution or orders of the board of directors or in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

     5. Chief Executive Officer Duties. The Chief Executive Officer shall be the
        ------------------------------
chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors: he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chief Executive Officer, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of the Chief Executive Officer of a corporation.

     6. President: Duties. The President shall have such responsibilities as may
        -----------------
be determined by the Board from time to time.

     7. Secretary Duties. The Secretary shall attend all sessions of the Board
        ----------------
and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     8. Treasurer Duties. The Treasurer shall have custody of the corporate
        ----------------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     9. Resignations. Any officer may resign at any time upon written notice to
        ------------
the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

                     ARTICLE VII - VACANCIES AND REMOVALS

     1. Officers. If the office of any officer or agent, one or more, becomes
        --------
vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     2. Directors. A vacancy in the Board of Directors, shall be filled by the
        ---------
shareholder(s) who nominated and elected the director to the vacant position, and each person so elected shall be a director to serve for the balance of the unexpired term and until a successor is selected and qualified.

     3. Removal by the Shareholders. Any individual director may be removed from
        ---------------------------
office without assigning any cause by the vote of the shareholder(s) who elected such director. The board of directors may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon.

     4. Removal of Directors Elected by Cumulative Voting. If elected by
        -------------------------------------------------
cumulative voting an individual director shall not be removed (unless the entire board or class of the board is removed) if sufficient votes are cast against the resolution for his removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the Board or to the class.

     5. Declaration of Vacancy. The board of directors may declare vacant the
        ----------------------
office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within sixty (60) days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

                       ARTICLE VIII - CORPORATE RECORDS

     1. Required Records. The corporation shall keep complete and accurate books
        ----------------
and records of account minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

     2. Inspection. Every shareholder shall, upon written verified demand
        ----------
stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this Commonwealth or at its principal place of business.

               ARTICLE IX - CERTIFICATES OF STOCK TRANSFER ETC.

     1. Share Certificates. Certificates for shares of the corporation shall be
        ------------------
in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

     2. Issuance. The share certificates of the corporation shall be numbered
        --------
and registered in the share register or transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such a certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this
Section 9.02 shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

     3. Transfer. Transfers of shares shall be made on the share register or
        --------
transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa. C.S. 8101 et seq., and its amendments and supplements.

     4. Record Holder of Shares. The corporation shall be entitled to treat the
        -----------------------
person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

     5. Lost, Destroyed or Mutilated Certificates. The holder of any shares of
        -----------------------------------------
the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                              ARTICLE X - DIVIDENDS

     1. Record Date. The Board of Directors may fix a time, not more than sixty
        -----------
(60) days, prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid.

     2. Declaration and Payout. The Board of Directors may declare and pay
        ----------------------
dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the Business Corporation Law and the Articles.

                         ARTICLE XI - INDEMNIFICATION

     1. Third Party Actions. The corporation shall indemnify any director,
        -------------------
officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was such representative of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     2. Derivative Actions. The corporation shall indemnify any director,
        ------------------
officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     3. Presumption. Except as may be otherwise ordered by a court, there shall
        -----------
be a presumption that any director, officer and/or employee is entitled to indemnification as provided in this Bylaw unless either a majority of the directors who are not involved in such proceedings ("disinterested directors"), or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the corporation shall request of independent counsel, who may be the outside general counsel of the corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under this Bylaw.

     4. Mandatory Indemnification. To the extent that an authorized
        -------------------------
representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter for which indemnification is available under those bylaws or the Business Corporation Law, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

     5. Advances. Expenses incurred in defending a civil or criminal action,
        --------
suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that such individual is entitled to be indemnified by the corporation as authorized in this Bylaw.

     6. Non-Exclusivity. The indemnification provided by this Article shall not
        ---------------
be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders, or disinterested directors, or otherwise1 both as to Action in such individual's official capacity while serving as a director, officer, and/or employee, or as to any action in another capacity while holding such office. The Board of Directors may, by resolution, provide for additional indemnification or advancement of expenses to or for any director, officer, and/or employee of the corporation provided said indemnification is not inconsistent with the provisions of these Bylaws, the Articles, the Business Corporation Law, or other applicable provisions of law. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such person.

     7. Contract Rights: Amendment or Repeal. All rights under this Article
        ------------------------------------
shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

     8. Securing Obligation to Indemnify. The corporation may, by act of the
        --------------------------------
Board of Directors, create a fund to secure or insure its indemnification obligations under these Bylaws, the Articles, any resolution of Directors or agreement or vote of shareholders as authorized in Section 6 of this Bylaw, and applicable provisions of the Business Corporation Law.

     9. Payment of Indemnification. An indemnified representative shall be
        --------------------------
entitled to payment by indemnification within thirty (30) days after a written request for indemnification has been delivered to the secretary of the corporation.

     10. Arbitration. Any dispute related to the right to indemnification,
         -----------
contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the county in which the principal offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three (3) arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot he initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of common pleas in such county.


                        ARTICLE XII - ANNUAL STATEMENT


     I. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Unless otherwise agreed between the corporation and its shareholders, such statements shall be prepared and furnished to all shareholders in the manner required by Section 1554 of the Business Corporation Law, as amended.

                    ARTICLE XIII - MISCELLANEOUS PROVISIONS


     1. Checks, Etc. All checks, bills of exchange or demands for money and
        -----------
notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     2. Fiscal Year. The fiscal year of the corporation shall begin on the first
        -----------
day of January.

     3. Use of Conference Telephone and Similar Equipment. One or more directors
        -------------------------------------------------
or shareholders may participate in a meeting of the Board, or a committee of the Board or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     4. Deposits. All funds of the corporation shall be deposited from time to
        --------
time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

     5. Contractual Obligation. These bylaws have been adopted by the
        ----------------------
shareholders in conjunction with the execution of a Shareholders Agreement between the shareholders and the Corporation. These bylaws shall be contractual in nature, and shall be interpreted and applied so as to be consistent with the Shareholders Agreement.


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                                     -25-